Smartsheet Inc. Announces First Quarter Fiscal Year 2023 Results

•First quarter total revenue grew 44% year over year to $168.3 million
•First quarter net operating cash flow was negative $5.1 million, net free cash flow was negative $9.1 million

BELLEVUE, Wash. - June 7, 2022 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for dynamic work, today announced financial results for its first fiscal quarter ended April 30, 2022.

“Our global team delivered a solid start to the year,” said Mark Mader, President and CEO of Smartsheet. “New customers selected Smartsheet at an accelerating rate, as evidenced by record net new plans added and bookings achieved in the first quarter. We continue to see significant expansion, especially in the enterprise tier, as customers experience the powerful impact our platform has across their organizations. We remain focused on investing thoughtfully and strategically to capitalize on the significant market opportunity in front of us and deliver innovation that helps our customers transform how they work.”

First Quarter Fiscal 2023 Financial Highlights

•Revenue: Total revenue was $168.3 million, an increase of 44% year over year. Subscription revenue was $155.3 million, an increase of 44% year over year. Professional services revenue was $13.0 million, an increase of 44% year over year.

•Operating Loss: GAAP operating loss was $69.8 million, or 41% of total revenue, compared to GAAP operating loss of $38.4 million, or 33% of total revenue, in the first quarter of fiscal 2022. Non-GAAP operating loss was $23.1 million, or 14% of total revenue, compared to non-GAAP operating loss of $12.0 million, or 10% of total revenue, in the first quarter of fiscal 2022.

•Net Loss: GAAP net loss was $70.5 million, compared to GAAP net loss of $37.1 million in the first quarter of fiscal 2022. GAAP net loss per share was $0.55, compared to GAAP net loss per share of $0.30 in the first quarter of fiscal 2022. Non-GAAP net loss was $23.7 million, compared to non-GAAP net loss of $10.7 million in the first quarter of fiscal 2022. Non-GAAP net loss per share was $0.18, compared to non-GAAP net loss per share of $0.09 in the first quarter of fiscal 2022.

•Cash Flow: Net operating cash flow was negative $5.1 million, compared to net operating cash flow of negative $3.0 million in the first quarter of fiscal 2022. Net free cash flow was negative $9.1 million, compared to net free cash flow of negative $8.2 million in the first quarter of fiscal 2022.

First Quarter Fiscal 2023 Business Highlights

•Dollar-based net retention rate was 133%
•Calculated billings were $180.1 million, representing year-over-year growth of 36%
•The number of all customers with annualized contract values ("ACV") of $100,000 or more grew to 1,108, an increase of 68% year over year
•The number of all customers with ACV of $50,000 or more grew to 2,516, an increase of 50% year over year
•The number of all customers with ACV of $5,000 or more grew to 15,879, an increase of 25% year over year

•Average ACV per domain-based customer increased to $7,210, an increase of 32% year over year
•Released significant new integration capabilities with Brandfolder, enhancing the functionality between Smartsheet and Brandfolder to help marketers and others with high volumes of digital assets better manage their work, content, and people from ideation to execution
•Released Project Assistant, a new onboarding experience that guides users through the creation of a new project so they can get started managing their work in Smartsheet with a few simple inputs
•Smartsheet was named a Strong Performer in its first appearance in The Forrester Wave™: Strategic Portfolio Management Tools, Q1 2022 report and received the highest possible scores in the criteria of innovation roadmap and number of live installations
•Brandfolder by Smartsheet was named a Strong Performer in its first appearance in The Forrester Wave™: Digital Asset Management for Customer Experience, Q1 2022 report and received the highest possible scores in the criteria of scalability, intelligent content generation, portals, creative toolset integration, and partner ecosystem

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the second quarter of fiscal year 2023, the Company currently expects:
•Total revenue of $180 million to $181 million, representing year-over-year growth of 37%
•Non-GAAP operating loss of $27 million to $25 million
•Non-GAAP net loss per share of $0.21 to $0.19, assuming basic and diluted weighted average shares outstanding of approximately 129 million

For the full fiscal year 2023, the Company currently expects:
•Total revenue of $756 million to $761 million, representing year-over-year growth of 37% to 38%
•Calculated billings of $910 million to $925 million, representing year-over-year growth of 38% to 40%
•Non-GAAP operating loss of $86 million to $76 million
•Non-GAAP net loss per share of $0.67 to $0.59, assuming basic and diluted weighted average shares outstanding of approximately 129 million
•Net free cash flow of $0

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow. Accordingly, a reconciliation of net cash from operating activities to net free cash flow guidance is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 4:30 p.m. ET (1:30 p.m. PT) on June 7, 2022. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (888) 440-6385, or +1 (646) 960-0180 (outside of the US). The conference ID is 7672979. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 700-2030 or +1 (647) 362-9199 (outside of the US). The dial-in replay will be available until the end of day on June 14, 2022. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the second fiscal quarter and the full fiscal year ending January 31, 2023, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate; our ability to attract and retain customers and increase sales to our customers; our ability to develop and release new products and services and to scale our platform; our ability to increase adoption of our platform through our self-service model; our ability to maintain and grow our relationships with strategic partners; the highly competitive and rapidly evolving market in which we participate; our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions; our international expansion strategies; and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating loss as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, and litigation expenses and settlements related to matters that are outside the ordinary course of our business. We define non-GAAP net loss as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating loss. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software). We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.

Definitions of Business Metrics
Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate. Any ACV obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise platform for dynamic work. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its millions of users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Revenue
Subscription	$155,276	$108,013
Professional services	13,034	9,069
Total revenue	168,310	117,082
Cost of revenue
Subscription	25,138	18,563
Professional services	12,020	8,009
Total cost of revenue	37,158	26,572
Gross profit	131,152	90,510
Operating expenses
Research and development	52,519	36,474
Sales and marketing	115,391	71,379
General and administrative	33,044	21,018
Total operating expenses	200,954	128,871
Loss from operations	(69,802)	(38,361)
Interest income	388	11
Other income (expense), net	(828)	1,327
Loss before income tax provision	(70,242)	(37,023)
Income tax provision	215	49
Net loss	$(70,457)	$(37,072)
Net loss per share, basic and diluted	$(0.55)	$(0.30)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	128,519	124,110

Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended April 30,
	2022	2021
Cost of subscription revenue	$2,611	$1,495
Cost of professional services revenue	1,477	673
Research and development	15,615	8,307
Sales and marketing	14,745	8,656
General and administrative	9,452	4,728
Total share-based compensation expense	$43,900	$23,859

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	April 30, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$239,683	$449,074
Short-term investments	206,981	—
Accounts receivable, net of allowances of $5,534 and $7,561, respectively	119,473	151,138
Prepaid expenses and other current assets	46,008	34,390
Total current assets	612,145	634,602
Restricted cash	16	17
Deferred commissions	94,130	91,312
Property and equipment, net	37,787	36,835
Operating lease right-of-use assets	67,735	67,171
Intangible assets, net	41,610	44,096
Goodwill	125,605	125,605
Other long-term assets	2,930	3,194
Total assets	$981,958	$1,002,832
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$7,366	$1,506
Accrued compensation and related benefits	46,337	66,744
Other accrued liabilities	24,378	18,901
Operating lease liabilities, current	19,330	18,003
Deferred revenue	344,657	332,285
Total current liabilities	442,068	437,439
Operating lease liabilities, non-current	57,148	58,237
Deferred revenue, non-current	1,766	2,377
Other long-term liabilities	—	—
Total liabilities	500,982	498,053
Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of April 30, 2022 and January 31, 2022	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 128,867,149 shares issued and outstanding as of April 30, 2022; 500,000,000 shares authorized, 127,809,525 shares issued and outstanding as of January 31, 2022	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of April 30, 2022; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2022	—	—
Additional paid-in capital	1,094,309	1,047,313
Accumulated other comprehensive loss	(342)	—
Accumulated deficit	(612,991)	(542,534)
Total shareholders’ equity	480,976	504,779
Total liabilities and shareholders’ equity	$981,958	$1,002,832

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Cash flows from operating activities
Net loss	$(70,457)	$(37,072)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	43,900	23,717
Depreciation and amortization	6,078	4,792
Amortization of deferred commission costs	13,077	9,201
Net amortization of premium or discount on investments	(49)	—
Unrealized foreign currency (gain) loss	589	(319)
Non-cash operating lease costs	3,899	3,491
Changes in operating assets and liabilities:
Accounts receivable	31,489	13,357
Prepaid expenses and other current assets	(13,103)	(3,634)
Other long-term assets	32	199
Accounts payable	5,688	(1,072)
Other accrued liabilities	5,595	(5,480)
Accrued compensation and related benefits	(23,790)	(7,465)
Deferred commissions	(15,895)	(15,341)
Deferred revenue	11,761	15,670
Operating lease liabilities	(3,867)	(3,005)
Net cash used in operating activities	(5,053)	(2,961)
Cash flows from investing activities
Purchases of short-term investments	(207,274)	—
Purchases of property and equipment	(1,691)	(3,220)
Proceeds from liquidation of an investment	622	—
Proceeds from sale of property and equipment	94	—
Capitalized internal-use software development costs	(2,323)	(2,017)
Net cash used in investing activities	(210,572)	(5,237)
Cash flows from financing activities
Proceeds from exercise of stock options	1,370	3,403
Taxes paid related to net share settlement of equity awards	(1,366)	(2,763)
Proceeds from Employee Stock Purchase Plan	6,804	4,687
Net cash provided by financing activities	6,808	5,327
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	(821)	447
Net decrease in cash, cash equivalents, and restricted cash	(209,638)	(2,424)
Cash, cash equivalents, and restricted cash at beginning of period	449,680	442,348
Cash, cash equivalents, and restricted cash at end of period	$240,042	$439,924

Supplemental disclosures
Cash paid for income taxes	$68	$27
Right-of-use assets obtained in exchange for operating lease liabilities	4,464	—
Accrued purchases of property and equipment (including internal-use software)	789	1,505
Share-based compensation expense capitalized in internal-use software development costs	748	384

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended April 30,
	2022	2021
	(dollars in thousands)
Loss from operations	$(69,802)	$(38,361)
Add:
Share-based compensation expense(1)	44,228	23,859
Amortization of acquisition-related intangible assets(2)	2,483	2,517
One-time acquisition costs	—	17
Non-GAAP operating loss	$(23,091)	$(11,968)

Operating margin	(41)%	(33)%
Non-GAAP operating margin	(14)%	(10)%
(1) Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2) Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended April 30,
	2022	2021
	(in thousands)
Net loss	$(70,457)	$(37,072)
Add:
Share-based compensation expense(1)	44,228	23,859
Amortization of acquisition-related intangible assets(2)	2,483	2,517
One-time acquisition costs	—	17
Non-GAAP net loss	$(23,746)	$(10,679)
(1) Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2) Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.

Anti-dilutive shares (in thousands)

	April 30,
	2022	2021
Shares subject to outstanding common stock awards	11,569	12,050
Shares issuable pursuant to the 2018 Employee Stock Purchase Plan	216	54
Total potentially dilutive shares	11,785	12,104

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended April 30,
	2022	2021

	(in thousands)
Net cash used in operating activities	$(5,053)	$(2,961)
Less:
Purchases of property and equipment	(1,691)	(3,220)
Capitalized internal-use software development costs	(2,323)	(2,017)
Free cash flow	$(9,067)	$(8,198)

Reconciliation from revenue to calculated billings

	Three Months Ended April 30,
	2022	2021

	(in thousands)
Total revenue	$168,310	$117,082
Add:
Deferred revenue (end of period)	346,423	239,667
Less:
Deferred revenue (beginning of period)	334,662	223,997
Calculated billings	$180,071	$132,752

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q2 FY 2023		FY 2023
	Low	High	Low	High

	(in millions)
Loss from operations	$(78.5)	$(76.5)	$(294.0)	$(284.0)
Add:
Share-based compensation expense(1)	49.0	49.0	198.0	198.0
Amortization of acquisition-related intangible assets(2)	2.5	2.5	10.0	10.0
Non-GAAP operating loss	$(27.0)	$(25.0)	$(86.0)	$(76.0)
(1) Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2) Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.

Reconciliation from GAAP to non-GAAP net loss guidance

	Q2 FY 2023		FY 2023
	Low	High	Low	High

	(in millions)
Net loss	$(78.5)	$(76.5)	$(294.0)	$(284.0)
Add:
Share-based compensation expense(1)	49.0	49.0	198.0	198.0
Amortization of acquisition-related intangible assets(2)	2.5	2.5	10.0	10.0
Non-GAAP net loss	$(27.0)	$(25.0)	$(86.0)	$(76.0)
(1) Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2) Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Chrissy Vaughn
pr@smartsheet.com